                            Cable-Sat Systems, Inc.                   Exhibit 11
                          a Development Stage Company
                        Computation of Earnings per Share

                                                                                 NINE MONTHS     SIX MONTHS       FROM INCEPTION
                                                                                    ENDED           ENDED             THROUGH
                                                                                  30-JUN-96       31-MAR-96          30-JUN-96
                                                                                --------------------------------------------------

Primary Earnings Per Share                                                        $(1,324,510)     $(587,187)       $(1,579,275)
Net loss


                  COMPUTATION OF WEIGHTED AVERAGE COMMON SHARES                            AS OF 3/31        RECORD FROM
     STARTING            ENDING         NO. MO. SHARES           EXTENDED                 TOTAL SHARES          10/1/94
- -----------------------------------------------------------------------------------------------------------------------
Shares Outstanding at start                                    --
October 1, 1994        March 31, 1995       6                  --                 --                                  --
  April 1, 1995    September 30, 1995       6           2,200,000                 --                          13,200,000
October 1, 1995     December 31, 1995       3           2,200,000          6,600,000        6,600,000          6,600,000
January 1, 1996     February 29, 1996       2           2,680,000          5,360,000        5,360,000          5,360,000
  March 1, 1996        March 31, 1996       1           3,000,000          3,000,000        3,000,000          3,000,000
  April 1, 1996        April 30, 1996       1           3,400,000          3,400,000                           3,400,000
    May 1, 1996         May  31, 1996       1           3,772,000          3,772,000                           3,772,000
   June 1, 1996         June 30, 1996       1           3,772,000          3,772,000                           3,772,000
                         Total Months      21        Total Shares         25,904,000       14,960,000         39,104,000
                                                         Wgtd Avg          2,678,222        2,493,333          1,862,095

                                       Primary Earnings per Share        $    (0.460)     $    (0.235)       $    (0.848)



FULLY DILUTED EARNINGS PER SHARE:
- ---------------------------------

Net Loss                                           Total Earnings         $(1,324,510)     $  (587,167)      $ (1,579,275)

            Weighted average common shares outstanding per above:           2,878,222        2,493,333          1,862,095

ADJUSTMENTS FOR FULL DILUTION:
- ------------------------------
    Stock Options granted                               780,000                                780,000            780,000
    Purchase Warrants Outstanding                        28,200                                 28,200             28,200
    Common Stock offered upon
       redemption of Preferred Shares                   150,000                                150,000            150,000
                                                      ---------                             ----------        ------------
                                           Total        958,200                                958,200            958,200

                                      Divided by      9              <''months''>              6                       21

                    Weighted Shares                     106,467             106,467            159,700             45,629
                                                      ===================================================================
   Weighted average common shares
      outstanding as adjusted for full dilution                           2,984,689          2,853,033          1,907,724
                                                                       ==================================================

Fully diluted earnings per common share                                  $   (0.444)       $    (0.221)       $    (0.828)
